Exhibit 4.1

AMENDED AND RESTATED WARRANT AGREEMENT between NORTEK, INC. AS ISSUER and U.S. BANK NATIONAL ASSOCIATION AS WARRANT AGENT August 16, 2010

Section 1.	Certain Defined Terms	1

Section 2.	Appointment of Warrant Agent	3

Section 3.	Issuance of Warrants; Form, Execution and Delivery	3

(a)	Issuance of Warrants	3

(b)	Form of Warrant	4

(c)	Execution of Warrants	4

(d)	Countersignature of Warrant Certificates	4

Section 4.	Warrant Registration	5

(a)	Registration	5

(b)	Transfer or Exchange	5

(c)	Valid and Enforceable	5

(d)	Endorsement	5

(e)	No Service Charge	5

(f)	Cancellation	5

(g)	Treatment of Holders of Warrant Certificates	5

Section 5.	Duration and Exercise of Warrants.	6

(a)	Expiration Date	6

(b)	Exercise Price	6

(c)	Manner of Exercise	6

(d)	When Exercise Effective	6

(e)	Delivery of Certificates, Etc	6

(f)	Fractional Shares	7

Section 6.	Adjustment of Exercise Price and Number of Shares Purchasable or Number of Warrants.	7

(a)	Stock Dividends, Split-ups and Combinations of Shares	7

(b)	Adjustments for Mergers and Consolidations	8

(c)	Notice of Adjustment in Exercise Price or Warrant Shares	8

(d)	No Change in Warrant Terms on Adjustment	8

(e)	Treasury Shares	9

Section 7.	Change of Control	9

(a)	Election to Purchase upon Change of Control Event	9

(b)	Payment of Change of Control Payment Amount	9

Section 8.	Cancellation of Warrants	9

Section 9.	Mutilated or Missing Warrant Certificates	9

Section 10.	Merger, Consolidation, Etc	10

Section 11.	Reservation of Shares.	10

(a)	Reservation of Shares	10

(b)	Certain Actions	10

Section 12.	Notification of Certain Events	10

(a)	Corporate Action	10

Section 13.	Warrant Agent	11

(a)	Limitation on Liability	11

(b)	Instructions	12

(c)	Agents	12

(d)	Cooperation	12

(e)	Agent Only	12

(f)	Right to Counsel	12

(g)	Compensation	12

(h)	Force Majeure	13

(i)	Accounting	13

(j)	No Conflict	13

(k)	Resignation; Termination	13

(l)	Merger, Consolidation or Change of Name of Warrant Agent	14

Section 14.	Warrantholder Not Deemed a Stockholder	14

Section 15.	Notices to Company and Warrant Agent	15

Section 16.	Supplements and Amendments	15

Section 17.	Successors	16

Section 18.	Termination	16

Section 19.	Governing Law and Consent to Forum	16

Section 20.	Waiver of Jury Trial	16

Section 21.	Benefits of this Agreement	16

Section 22.	Counterparts	16

Section 23.	Headings	17

EXHIBITS

EXHIBIT A	FORM OF WARRANT CERTIFICATE	A-1

This AMENDED AND RESTATED WARRANT AGREEMENT (this “Agreement”) is dated as of August 16, 2010, between Nortek, Inc., a Delaware corporation, as issuer (the “Company”) and U.S. Bank National Association, a national association, as warrant agent (the “Warrant Agent”).

W I T N E S S E T H

WHEREAS, in connection with the financial restructuring of NTK Holdings, Inc., Nortek Holdings, Inc., the Company and certain of its wholly-owned subsidiaries (collectively, the “Debtors”) pursuant to the Debtors’ Joint Prepackaged Plans of Reorganization, dated September 18, 2009 (the “Plan”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§101, et seq., the Company has agreed to issue warrants, which, in the aggregate, are exercisable to purchase up to 789,474 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), subject to adjustment as provided herein (the “Warrants”);

WHEREAS, pursuant to the Plan, the Company has agreed to exchange the Warrants in partial satisfaction and discharge of Allowed NTK 10-3/4% Notes Claims and NTK Holdings Senior Unsecured Loan Claims (each as defined in the Plan);

WHEREAS, the Warrant Agent, at the request of the Company, has agreed to act as the agent of the Company in connection with the issuance, transfer, exchange, replacement and exercise of the Warrants as provided herein; and

WHEREAS, the Company and the Warrant Agent originally entered into the Warrant Agreement on December 17, 2009 (the “Original Warrant Agreement”);

WHEREAS, the parties hereto wish to effect the amendment and restatement of the Original Warrant Agreement in its entirety.

NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereto agree as follows:

Section 1. Certain Defined Terms.  Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Section.

“Aggregate Exercise Price” has the meaning specified in Section 5(c) hereof.

“Agreement” has the meaning specified in the preamble hereof.

“Business Day” means any date other than a Saturday or a Sunday or a day on which commercial banking institutions in New York City, New York are authorized or required by law to be closed; provided that, in determining the period within which certificates or Warrants are to be issued and delivered at a time when shares of Common Stock are listed or admitted to trading on any national securities exchange or in the over-the-counter market and in determining Fair Value of any securities listed or admitted to trading on any national securities exchange or in the over-the-counter market, “Business Day” shall mean any day when the principal exchange on which such securities are then listed or admitted to trading is open for trading or, if such securities are traded in the over-the counter market in the United States, such market is open for trading.

“Change of Control Event” means (i) the acquisition by a Person (other than the Company or a wholly-owned subsidiary of the Company) in a tender offer or a series of related tender offers of more than 75% of the outstanding Common Stock (determined on a fully-diluted basis) or (ii) the consolidation or merger of the Company with or into another Person (other than a wholly-owned subsidiary of the Company) pursuant to which the Company’s existing holders of Common Stock own less than a majority of the surviving entity’s voting stock; provided that a merger or consolidation which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation shall not constitute a Change of Control Event.

“Change of Control Event Date” has the meaning specified in Section 7(a).

“Change of Control Offer” has the meaning specified in Section 7(a).

“Change of Control Payment Amount” means for each Warrant to be purchased, the amount equal to (i) the consideration paid per share of Common Stock pursuant to the Change of Control Event minus the Exercise Price; provided that to the extent the consideration does not consist solely of cash, any non-cash consideration shall be valued (i) if such non-cash consideration is listed on one or more stock exchanges, the average of the closing or last reported sales prices of a share of non-cash consideration on the primary national or regional stock exchange on which such non-cash consideration is listed, (ii) if such non-cash consideration is not so listed or quoted but is traded in the over-the-counter market, the average of the closing bid and asked prices of a share of such non-cash consideration, in each case for the 20 Business Days (or such lesser number of Business Days as such non-cash consideration shall have been so listed, quoted or traded) next preceding the date of measurement or (iii) if neither (i) nor (ii) is applicable, by an investment bank of national reputation selected by holders of a majority of the outstanding Warrants.

“Common Stock” has the meaning specified in the recitals hereto.

“Equity Plan” means the Nortek, Inc. Equity Incentive Plan as in effect of the date hereof.

“Effective Date” has the meaning specified in the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exercise Price” means the current Exercise Price for the Warrants as set forth in Section 5(b) hereof.

“Expiration Date” has the meaning specified in Section 5(a) hereof.

“Fair Value” means (i) with respect to Common Stock, if such security is listed on one or more stock exchanges, the average of the closing or last reported sales prices of a share of Common Stock on the primary national or regional stock exchange on which such security is listed or (ii) if the Common Stock is not so listed or quoted but is traded in the over-the-counter market, the average of the closing bid and asked prices of a share of such Common Stock, in each case for the 20 Business Days (or such lesser number of Business Days as such Common Stock shall have been so listed, quoted or traded) next preceding the date of measurement; provided, however, that if no such sales price or bid and asked prices have been quoted during the preceding 20-day period or there is otherwise no established trading market for such security, then “Fair Value” means the value of such Common Stock as determined in good faith by the Board of Directors of the Company without consideration of any minority investment discount or discount related to restrictions on transferability or illiquidity.

“Fully Diluted Outstanding” shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all shares of Common Stock outstanding at such date and all shares of Common Stock issuable in respect of the Warrants outstanding on such date, and other options or warrants to purchase, or securities convertible into, shares of Common Stock outstanding on such date.

“Holder” means the Person in whose name a Warrant is registered as set forth in the Warrant Register maintained by the Warrant Agent.

“Person” means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust or other entity.

“Plan” has the meaning specified in the recitals hereto.

“Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

“Warrant Agent” has the meaning specified in the preamble hereof and shall include any successor Warrant Agent hereunder.

“Warrant Agent’s Principal Office” shall mean the office of the Warrant Agent set forth in Section 15 hereof (or such other office of the Warrant Agent or any successor thereto hereunder acceptable to the Company as set forth in a written notice provided to the Company and the Holders).

“Warrant Certificates” has the meaning set forth in Section 3(b) hereof.

“Warrant Register” has the meaning set forth in Section 4(a) hereof.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

“Warrants” means the Company’s warrants to purchase up to an aggregate of 789,474 shares of Common Stock at the Exercise Price, subject to adjustment as provided herein.

Section 2. Appointment of Warrant Agent.  The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions hereinafter in this Agreement set forth; and the Warrant Agent hereby accepts such appointment, upon the terms and conditions hereinafter set forth.

Section 3. Issuance of Warrants; Form, Execution and Delivery.

(a) Issuance of Warrants.  On the date hereof, the Company shall, pursuant to the Plan, deliver to the disbursing agent under the Plan for re-distribution to (i) each holder of NTK 10-3/4% Notes Claims, such holder’s pro rata share of 464,278 Warrants (based upon the principal amount of NTK 10-3/4% Notes (as defined in the Plan) held by such holder) and (ii) the holder of NTK Holdings Senior Unsecured Loan Claims, such holder’s pro rata share of 325,196 Warrants (based upon the principal amount of NTK Holdings Senior Unsecured Loan (as defined in the Plan) held by such holder).  Each Warrant shall entitle the Holder, subject to the satisfaction of the conditions to exercise set forth in Section 5 hereof, to purchase from and after the date of issuance of Warrants to such Holder and until 5:00 p.m., New York City time, on the Expiration Date, one Warrant Share at the Exercise Price.  The number of Warrants to be issued pursuant to this Agreement, the number of Warrant Shares issuable on exercise of each Warrant and the Exercise Price are all subject to adjustment pursuant to Section 6 hereof.

(b) Form of Warrant.  The certificates evidencing the Warrants (collectively, the “Warrant Certificates”) to be delivered pursuant to this Agreement and the forms of election to exercise and of assignment to be printed on the reverse thereof shall be in substantially the form set forth in Exhibit A hereto, together with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange or as may be determined, consistently herewith, by the officers executing such Warrant Certificates, as evidenced by their execution of the Warrant Certificates.  Each Warrant Certificate shall be dated as of the date on which it is countersigned by the Warrant Agent, as described in Section 3(d) below.

The terms and provisions contained in the Warrants shall constitute, and are hereby expressly made, a part of this Agreement.  The Company and the Warrant Agent, by their execution and delivery of this Agreement, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Warrant conflicts with the provisions of this Agreement, the provisions of this Agreement shall govern and be controlling.

(c) Execution of Warrants.  Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, Vice Chairman of the Board, President, any Vice President, General Counsel, Treasurer or Secretary, either manually or by facsimile signature printed thereon.  In case any such officer of the Company whose signature shall have been placed upon any Warrant Certificate shall cease to be such officer of the Company before countersignature by the Warrant Agent or issuance and delivery thereof, such Warrant Certificate nevertheless may be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company.

(d) Countersignature of Warrant Certificates.  Warrant Certificates shall be manually countersigned by an authorized signatory of the Warrant Agent and shall not be valid for any purpose unless and until so countersigned.  Such manual countersignature shall constitute conclusive evidence of such authorization.  The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of this Section 3(d), and deliver any new Warrant Certificates, as and when directed by the Company pursuant to Section 3(a) hereof and as and when required pursuant to the provisions of Section 4 and Section 9 hereof.  Each Warrant Certificate shall, when manually countersigned by an authorized signatory of the Warrant Agent, entitle the registered holder thereof to exercise the rights as the holder of the number of Warrants set forth thereon, subject to the provisions of this Agreement.

Section 4. Warrant Registration.

(a) Registration.  The Warrant Certificates shall be issued in registered form only and shall be registered in the names of the record Holders to whom they are to be delivered (any such delivery to a registered Holder will be at its last address as shown on the register of the Company).  The Warrant Agent shall maintain or cause to be maintained a register in which, subject to such reasonable regulations as it may prescribe, the Warrant Agent shall provide for the registration of Warrants and of transfers or exchanges of Warrant Certificates as provided in this Agreement.  Such register shall be maintained at the Warrant Agent’s Principal Office by the Warrant Agent (the “Warrant Register”).

(b) Transfer or Exchange.  At the option of the Holder, Warrant Certificates may be exchanged or transferred for other Warrant Certificates for a like aggregate number of Warrants, upon surrender of the Warrant Certificates to be exchanged at the Warrant Agent’s Principal Office, and upon payment of the taxes and charges herein provided.  Whenever any Warrant Certificates are so surrendered for exchange or transfer, the Company shall execute, and an authorized signatory of the Warrant Agent shall manually countersign and deliver, the Warrant Certificates that the Holder making the exchange is entitled to receive.

(c) Valid and Enforceable.  All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates in accordance with this Agreement shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

(d) Endorsement.  Every Warrant Certificate surrendered for registration of transfer or exchange shall (if so required by the Company or the Warrant Agent) be duly endorsed, or be accompanied by an instrument of transfer in form reasonably satisfactory to the Company and the Warrant Agent and duly executed by the registered Holder thereof or such Holder’s officer or representative duly authorized in writing.

(e) No Service Charge.  No service charge shall be made to the Warrant Holder for any registration of transfer or exchange of Warrant Certificates.

(f) Cancellation.  Any Warrant Certificate surrendered for registration of transfer, exchange or the exercise of the Warrants represented thereby shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent.  Any such Warrant Certificate shall not be reissued and, except as provided in this Section 4 in case of an exchange or transfer, in Section 9 in case of a mutilated Warrant Certificate and in Section 5 in case of the exercise of less than all the Warrants represented thereby, no Warrant Certificate shall be issued hereunder in lieu thereof.  The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of such cancelled Warrant Certificates in a reasonably prompt manner.

(g) Treatment of Holders of Warrant Certificates.  The Company and the Warrant Agent may treat the registered Holder of a Warrant Certificate as the absolute owner thereof for any purpose and as the Person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.

Section 5. Duration and Exercise of Warrants.

(a) Expiration Date.  The Warrants shall expire on December 17, 2014, which is the fifth (5th) anniversary of the Effective Date of the Plan (the “Expiration Date”).  After the Expiration Date, the Warrants will become void and of no value.

(b) Exercise Price.  The Exercise Price for the Warrants shall be $52.80 per Warrant Share (subject to adjustment pursuant to Section 6 hereof).

(c) Manner of Exercise.  Subject to the provisions of this Agreement, each Warrant shall entitle the Holder thereof to purchase from the Company (and the Company shall issue and sell to such Holder) one fully paid and nonassessable Warrant Share evidenced by the Warrant Certificate at a price equal to the Exercise Price.  All or any of the Warrants represented by a Warrant Certificate may be exercised prior to the Expiration Date by the registered Holder thereof during normal business hours on any Business Day, by (i) surrendering such Warrant Certificate, and (ii) delivering the subscription form set forth therein duly executed by such Holder, and in each case by hand or by mail to the Warrant Agent at the Warrant Agent’s Principal Office.  Such Warrant Certificate and subscription form shall be accompanied by payment in full in respect of each Warrant that is exercised (in the aggregate, the “Aggregate Exercise Price”), which shall be made by certified or official bank or bank cashier’s check payable to the order of the Company, or by wire transfer to the Warrant Agent in immediately available funds.  The Aggregate Exercise Price shall be in an amount equal to the product of the number of Warrant Shares designated in such subscription form multiplied by the Exercise Price (plus such additional consideration as may be provided herein).  Upon such surrender and payment, such Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable Warrant Shares determined as provided in Section 3, and as and if adjusted pursuant to Section 6.

(d) Conversion Right.  In lieu of the payment of the Aggregate Exercise Price, the Holder shall have the right (but not the obligation), to require the Company to convert each Warrant, in whole or in part, into shares of Common Stock (the “Conversion Right”) as provided for in this Section 5(d).  Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Aggregate Exercise Price) in accordance with Section 5(c) that number of shares of Common Stock equal to the quotient obtained by dividing (i) the value of the Warrant or portion thereof at the time the Conversion Right is exercised (determined by subtracting the Aggregate Exercise Price at the time of the exercise of the Conversion Right from the aggregate Fair Value of the shares of Common Stock issuable upon exercise of the Warrant at the time of the exercise of the Conversion Right) by (ii) the Fair Value of one share of Common Stock at the time of the exercise of the Conversion Right.

The Conversion Right may be exercised by the Holder on any Business Day prior to the Expiration Date by surrender of this Warrant to the Company, with a duly executed subscription form completed, exercising the Conversion Right and specifying the total number of warrants with regard to which the Holder is exercising the conversion right.

(e) When Exercise Effective.  Each exercise of any Warrant in accordance with Section 5(c) above shall be deemed to have been effected immediately prior to the close of business on the Business Day on which the Warrant Certificate representing such Warrant, duly executed, with accompanying payment shall have been delivered as provided in Section 5(c), and at such time the Person or Persons in whose name or names the certificate or certificates for Common Stock shall be issuable upon such exercise as provided in Section 5(f) below shall be deemed to have become the holder or holders of record thereof.

(f) Delivery of Certificates, Etc.  (A)  As promptly as practicable after the exercise of any Warrant, but in any event within five (5) Business Days thereafter, the Company at its expense (other than as to payment of transfer taxes which will be paid by the Holder) will issue and deliver to such Holder, or as such Holder may otherwise direct in writing (subject to Section 9 hereof),

(1)   a certificate or certificates or other appropriate evidence of ownership for the number of Warrant Shares to which such Holder is entitled, and

(2)   if less than all the Warrants represented by a Warrant Certificate are exercised, a new Warrant Certificate or Certificates of the same tenor and for the aggregate number of Warrants that were not exercised, executed and countersigned in accordance with Section 3(c) and Section 3(d) hereof.

(B) The Warrant Agent shall countersign any new Warrant Certificate, register it in such name or names as may be directed in writing by such Holder, and shall deliver it to the Person entitled to receive the same in accordance with this Section 5(f).  The Company, whenever required by the Warrant Agent, shall supply the Warrant Agent with Warrant Certificates executed on behalf of the Company for such purpose.  At the request of such Holder, the Company shall use commercially reasonable efforts to cause its transfer agent to electronically transmit such Common Shares to such Holder through the Deposit Withdrawal Agent Commission System of The Depository Trust Company.

(C) Upon any exercise of Warrants, the Warrant Agent shall, as promptly as practicable, advise the Treasurer of the Company or his or her designee of (i) the number of Warrants exercised, (ii) the instruction of each holder of the Warrant Certificates evidencing such Warrants with respect to delivery of the Common Stock to which such holder is entitled upon such exercise, (iii) the timing of delivery of Warrant Certificates evidencing the balance, if any, of the Warrants remaining after such exercise, and (iv) such other information related thereto as the Company shall reasonably require.

(D) The Company shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issuance of the Common Stock to a Person other than a registered holder; and in the event that any such transfer is involved, the Company shall not be required to issue or deliver any Warrant Certificate or share of Common Stock until such tax or other charge shall have been paid or it has been established to the Company’s satisfaction that no such tax or other charge is due.  The Warrant Agent shall have no duty or obligation under this Section 5 or any other similar provision of this Agreement unless and until it is satisfied that all such taxes and/or governmental charges have been paid in full.

(g) Fractional Shares.  Notwithstanding any adjustment pursuant to Section 6 in the number of Warrant Shares purchasable upon the exercise of a Warrant, the Company shall not be required to issue Warrants to purchase fractions of Warrant Shares, or to issue fractions of Warrant Shares upon exercise of the Warrants, or to distribute certificates which evidence fractional Shares.  In the event of an adjustment that results in a Warrant becoming exercisable for fractional Shares, the Company shall deliver an amount in cash equal to the Fair Value of the same fraction of the closing price of the Common Stock on the Exercise Date.

Section 6. Adjustment of Exercise Price and Number of Warrant Shares Purchasable or Number of Warrants.

(a) Stock Dividends, Split-ups and Combinations of Shares.  If, after the date hereof, the number of outstanding shares of Common Stock is increased by a dividend or share distribution, in each case payable in shares of Common Stock, or adjusted by a split-up, combination or other reclassification of shares of Common Stock, then, in the case of such events, the amount of Common Stock issuable for each Warrant and the Exercise Price will be adjusted as follows:  on the day following the date fixed for the determination of holders of shares of Common Stock entitled to receive such dividend or share distribution, and in the cases of split-ups, combinations and other reclassifications, on the day following the effective date thereof:  (a) the Exercise Price in effect immediately prior to such action shall be adjusted to a new Exercise Price that bears the same relationship to the Exercise Price in effect immediately prior to such event as the total number of shares of Common Stock outstanding immediately prior to such action bears to the total number of shares of Common Stock outstanding immediately after such event, and (b) the number of shares of Common Stock purchasable upon the exercise of any Warrant after such event shall be the number of shares of Common Stock obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment upon the exercise of such Warrant by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price in effect after such adjustment.

(b) Adjustments for Mergers and Consolidations.  In case the Company, after the date hereof, shall merge or consolidate with another Person, then, in the case of any such transaction, proper provision shall be made so that, upon the basis and terms and in the manner provided in this Agreement, the Holders of the Warrants, upon the exercise thereof at any time after the consummation of such transaction (but prior to the Expiration Date) shall be entitled to receive (at the Aggregate Exercise Price in effect at the time of the transaction for all Common Stock issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock issuable upon such exercise prior to such consummation, the greatest amount of securities, cash or other property to which such holder would have been entitled as a holder of Common Stock upon such consummation if such Holder had exercised the Warrants held by such Holder immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Section 6(a).

(c) Notice of Adjustment in Exercise Price or Warrant Shares.  Whenever the Exercise Price and/or number of Warrant Shares issuable shall be adjusted as provided in this Section 6, the Company shall forthwith file with the Warrant Agent a statement, signed by the Chairman of the Board, Vice Chairman of the Board, the President, any Vice President, General Counsel, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, summarizing the facts requiring such adjustment, the Exercise Price that will be effective after such adjustment and the impact of such adjustment on the number and kind of securities issuable upon exercise of the Warrants.  The Company shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to each registered Holder at its address appearing on the Warrant Register.  The Warrant Agent shall have no duty with respect to any statement filed with it except to keep the same on file and available for inspection by registered holders of Warrants during reasonable business hours.  The Warrant Agent shall not at any time be under any duty or responsibility to any holder of a Warrant to determine whether any facts exist that may require any adjustment to the Exercise Price or securities issuable, or with respect to the nature or extent of any adjustment of the Exercise Price or securities issuable when made or with respect to the method employed in making such adjustment.

(d) No Change in Warrant Terms on Adjustment.  Irrespective of any adjustments in the Exercise Price or the number of Warrant Shares issuable upon exercise, Warrants theretofore or thereafter issued may continue to express the same prices and number of shares as are stated in the similar Warrants issuable initially, or at some subsequent time, pursuant to this Agreement, and the Exercise Price and such number of shares issuable upon exercise specified thereon shall be deemed to have been so adjusted.

(e) Treasury Shares.  Shares of Common Stock at any time owned by the Company or its subsidiaries shall not be deemed to be outstanding for the purposes of any computation under this Section 6.

Section 7. Change of Control.

(a) Election to Purchase upon Change of Control Event.  Notwithstanding anything else contained herein, if prior to the Expiration Date, an agreement resulting in a Change of Control Event is entered into, within 30 days prior to the date of the consummation of such Change of Control Event (the “Change of Control Event Date”), the Company or the surviving Person (if other than the Company) may elect to purchase from all Holders (the “Change of Control Offer”) all, but not less than all, of the outstanding Warrants at a purchase price equal to the Change of Control Payment Amount on the Change of Control Event Date in accordance with the procedures set forth in this Section 7 and shall notify the Warrant Agent in writing of such purchase.

(b) Payment of Change of Control Payment Amount.  If the Company elects to make a Change of Control Offer, then on the Change of Control Event Date, the Company or the surviving Person (if other than the Company) shall deposit with the Warrant Agent money sufficient to pay the Change of Control Payment Amount for all Warrants.  The Warrant Agent shall promptly mail to each Holder, payment in an amount equal to the applicable Change of Control Payment Amount.

Section 8. Cancellation of Warrants.  The Warrant Agent shall cancel all Warrant Certificates surrendered for exchange, substitution, transfer or exercise in whole or in part by such method as it shall deem fair and appropriate.  Such cancelled Warrant Certificates shall thereafter be disposed of in a manner satisfactory to the Company.

Section 9. Mutilated or Missing Warrant Certificates.  Upon receipt by the Company and the Warrant Agent from any Holder of evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of such Holder’s Warrant Certificate and indemnity reasonably satisfactory to them, together with such additional documentation that the Company and the Warrant Agent may require, and in case of mutilation upon surrender and cancellation thereof, the Company will execute and the Warrant Agent will countersign and deliver in lieu thereof a new Warrant Certificate of like tenor and representing an equal number of Warrants to such Holder; provided in the case of mutilation, no indemnity shall be required if such Warrant Certificate in identifiable form is surrendered to the Company or the Warrant Agent for cancellation.  Upon the issuance of any new Warrant Certificate under this Section 9, the Company may require the payment of a sum sufficient to cover any stamp tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Warrant Agent) in connection therewith.  Every new Warrant Certificate executed and delivered pursuant to this Section 9 in lieu of any lost, stolen or destroyed Warrant Certificate shall be entitled to the same benefits of this Agreement equally and proportionately with any and all other Warrant Certificates, whether or not the allegedly lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone.  The provisions of this Section 9 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.

Section 10. Merger, Consolidation, Etc.  Notwithstanding anything contained herein to the contrary, the Company will not effect a merger or consolidation prior to the Expiration Date unless, prior to the consummation of such transaction, each Person (other than the Company) that may be required to deliver any Common Stock, securities, cash or property upon the exercise of any Warrant as provided herein shall assume, by written instrument delivered to the Warrant Agent, the obligations of the Company under this Agreement and under each of the Warrants, including, without limitation, the obligation to deliver such shares of Common Stock, cash or property as may be required pursuant to Section 6 hereof, and shall provide for adjustments equivalent to the adjustments provided for in Section 6 hereof.

Section 11. Reservation of Shares.

(a) Reservation of Shares.  The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for issuance and delivery upon exercise of Warrants, the full number of Warrant Shares from time to time issuable upon the exercise of all Warrants.  All Warrant Shares shall be duly authorized and, when issued upon such exercise, shall be duly and validly issued, and fully paid and nonassessable, and free from all taxes, liens, charges, security interests, encumbrances and other restrictions created by or through the Company.

(b) Certain Actions.  Before taking any action that would cause an adjustment pursuant to Section 6 reducing any Exercise Price below the then par value (if any) of the Warrant Shares issuable upon exercise of the Warrants, the Company will take any reasonable corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at such Exercise Price as so adjusted.

Section 12. Notification of Certain Events.

(a) Corporate Action.  In the event of:

(A) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (excluding cash distributions made as a dividend payable out of earnings or out of surplus legally available for dividends under the laws of the jurisdiction of incorporation of the Company) or other distribution of any kind; or

(B) (A) any capital reorganization of the Company, (B) any reclassification of the capital shares of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a split-up or combination), (C) the consolidation or merger of the Company with or into any other Person (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any change in the shares of Common Stock) or (D) the sale or transfer of the properties and assets of the Company as, or substantially as, an entirety to another Person; or

(C) the voluntary or involuntary dissolution, liquidation, or winding up of the Company, the Company shall cause to be filed with the Warrant Agent and mailed to each Holder a notice specifying (x) the date or expected date on which any such record is to be taken for the purpose of such dividend or distribution, and the amount and character of any such dividend or distribution or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend or distribution are to be determined, and the amount and character of such dividend or distribution or (y) the date or expected date on which any such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the time, if any such time is to be fixed, as of which holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, exchange offer, dissolution, liquidation or winding up. Such notice shall be delivered not less than ten (10) days prior to such date therein specified.  Failure to give such notice within the time provided or any defect therein shall not affect the legality or validity of any such action.

Section 13. Warrant Agent.  The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the terms and conditions set forth in this Section 13.

(a) Limitation on Liability.  The Warrant Agent shall not by countersigning Warrant Certificates or by any other act hereunder be accountable with respect to or be deemed to make any representations as to the validity or authorization of the Warrants or the Warrant Certificates (except as to its countersignature thereon), as to the validity, authorization or value (or kind or amount) of any Common Stock or other property delivered or deliverable upon exercise of any Warrant, or as to the purchase price of such Common Stock, securities or other property.  The Warrant Agent shall not (i) be liable for any recital or statement of fact contained herein or in the Warrant Certificates or for any action taken, suffered or omitted by the Warrant Agent in good faith in the belief that any Warrant Certificate or any other document or any signature is genuine or properly authorized, (ii) be responsible for determining whether any facts exist that may require any adjustment of the purchase price and the number of Warrant Shares purchasable upon exercise of Warrants, or with respect to the nature or extent of any such adjustments when made, or with respect to the method of adjustment employed, (iii) be responsible for any failure on the part of the Company to issue, transfer or deliver any Common Stock or property upon the surrender of any Warrant for the purpose of exercise or to comply with any other of the Company’s covenants and obligations contained in this Agreement or in the Warrant Certificates, (iv) be liable for any action taken, suffered or omitted to be taken in connection with this Agreement, except for its own bad faith, gross negligence or willful misconduct, (v) be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the form of action, or (vi) be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

(b) Instructions.  The Warrant Agent is hereby authorized to accept advice or instructions with respect to the performance of its duties hereunder from the President and Chief Executive Officer, Treasurer, Chief Legal Officer, Secretary and Chief Financial Officer of the Company and to apply to any such officer for advice or instructions.  The Warrant Agent shall be fully protected and authorized in relying upon the most recent advice or instructions received from any such officer.  The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with the advice or instructions of any such officer, except to the extent that such action or omission resulted directly from the Warrant Agent’s gross negligence, bad faith or willful misconduct.

(c) Agents.  The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, provided reasonable care has been exercised in the selection and in the continued employment of such attorney, agent or employee.  The Warrant Agent shall not be under any obligation or duty to institute, appear in, or defend any action, suit or legal proceeding in respect hereof, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider necessary.  The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against the Warrant Agent arising out of or in connection with this Agreement.

(d) Cooperation.  The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Warrant Agent in order to enable the Warrant Agent to carry out or perform its duties under this Agreement.

(e) Agent Only.  The Warrant Agent shall act solely as agent for the Company in accordance with the terms and conditions hereof.  The Warrant Agent shall not be liable except for the performance of such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent, whose duties and obligations shall be determined solely by the express provisions hereof.

(f) Right to Counsel.  The Warrant Agent may at any time consult with legal counsel satisfactory to it (who may be legal counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Warrant holder for any action taken, suffered or omitted by the Warrant Agent in good faith in reliance on the opinion or advice of such counsel.

(g) Compensation.  The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement.  The Company shall indemnify the Warrant Agent against any and all losses, liabilities or expenses incurred (including reasonable counsel’s fees) by it arising out of or in connection with the acceptance or administration of its duties under this Agreement, including the costs and expenses of enforcing this Agreement against the Company and defending itself against any claim (whether asserted by the Company or any holder of the Warrants or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence, willful misconduct or bad faith.

(h) Force Majeure.  The Warrant Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities or computer service; acts of civil or military authority or governmental actions; it being understood that the Warrant Agent shall use its best efforts to resume performance as soon as practicable under the circumstances.

(i) Accounting.  The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all moneys received by the Warrant Agent on behalf of the Company on the purchase of shares of Common Stock through the exercise of Warrants.  The Warrant Agent shall advise the Company by telephone at the end of each day on which a payment for the exercise of Warrants is received of the amount so deposited to such account.  The Warrant Agent shall as soon as practicable confirm such telephone advice to the Company in writing.

(j) No Conflict.  Subject to applicable law, the Warrant Agent and any stockholder, affiliate, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement.  Subject to applicable law, nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other Person.

(k) Resignation; Termination.  The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent’s bad faith, gross negligence or willful misconduct) after giving thirty (30) days’ prior written notice to the Company.  The Company may remove the Warrant Agent upon thirty (30) days’ written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as have been caused by the Warrant Agent’s bad faith, gross negligence or willful misconduct.  The Company shall cause to be mailed promptly (by first class mail, postage prepaid) to each registered holder of a Warrant at such holder’s last address as shown on the register of the Company, at the Company’s expense, a copy of such notice of resignation or notice of removal, as the case may be.  Upon such resignation or removal the Company shall promptly appoint in writing a new warrant agent.  If the Company shall fail to make such appointment within a period of ninety (90) days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a new warrant agent.  Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company.  Any successor warrant agent, whether appointed by the Company or by such a court, shall be (i) a Person, organized under the laws of the United States or of any state thereof and authorized under such laws to conduct a shareholder services business, be subject to supervision and examination by Federal or state authority, and have a combined capital and surplus of not less than $100,000,000 as set forth in its most recent published annual report of condition; or (ii) an affiliate of such a Person described above.  After acceptance in writing of such appointment by the new warrant agent it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent.  Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning or removed Warrant Agent and shall forthwith cause a copy of such notice to be mailed (by first class, postage prepaid) to each registered holder of a Warrant at such holder’s last address as shown on the register of the Company.  Failure to give any notice provided for in this Section 13(k), or any defect in any such notice, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new warrant agent, as the case may be.  The rights of the Warrant Agent under this Section 13 shall survive the Warrant Agent’s resignation or removal.

(l) Merger, Consolidation or Change of Name of Warrant Agent.  Any corporation into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the all or substantially all of the agency business of the Warrant Agent or any new warrant agent shall be the successor to the Warrant Agent hereunder without the execution or filing of any document or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 13(k) above.  If at the time such successor to the Warrant Agent shall succeed under this Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and if at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.  If at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent whose name has changed may adopt the countersignature under its prior name; and if at that time any of the Warrants shall not have been countersigned, the Warrant Agent may countersign such Warrants either in its prior name or in its changed name; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

Section 14. Warrantholder Not Deemed a Stockholder.  Prior to the exercise of the Warrants represented thereby no holder of a Warrant Certificate, as such, shall be entitled to any rights of a stockholder of the Company, including, but not limited to, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or, except as otherwise expressly provided herein, to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or any other matter.

Section 15. Notices to Company and Warrant Agent.  All notices, requests or demands authorized by this Agreement to be given or made by the Warrant Agent or by any registered holder of any Warrant to or on the Company or the Warrant Agent to be effective shall be in writing (including by telecopy), and shall be deemed to have been duly given or made when delivered by hand, or two Business Days after being delivered to a recognized courier (whose stated terms of delivery are two business days or less to the destination of such notice), or five days after being deposited in the mail, or, in the case of telecopy notice, when received, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

c/o Nortek, Inc.
50 Kennedy Plaza
Providence, RI 02903-2603
Attention: General Counsel
Telephone: (401) 751-1600
Facsimile: (401) 751-9844

with a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention: Matthew D. Bloch, Esq.
Telephone: (212) 310-8165
Facsimile: (212) 310-8000

If the Company shall fail to maintain such office or agency or shall fail to give such notice of any change in the location thereof, presentation may be made and notices and demands may be served at the principal office of the Warrant Agent.

Any notice pursuant to this Agreement to be given by the Company or by any registered holder of any Warrant to the Warrant Agent shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

U.S. Bank National Association
One Federal Street, 3rd Floor
Boston, MA 02110
Attention: Todd Dinezza
Telephone: (617) 603-6573
Facsimile: (617) 603-6668

Section 16. Supplements and Amendments.  The Company and the Warrant Agent may from time to time supplement or amend this Agreement (a) without the approval of any holders of Warrants in order to cure any ambiguity, manifest error or other mistake in this Agreement, or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Warrant Agent may deem necessary or desirable and that shall not adversely affect, alter or change the interests of the holders of the Warrants or (b) with the prior written consent of holders of the Warrants exercisable for a majority of the Warrant Shares then issuable upon exercise of the Warrants then outstanding; provided that each amendment or supplement that decreases the Warrant Agent’s rights or increases its duties and responsibilities hereunder shall also require the prior written consent of the Warrant Agent.  In executing any such supplement or amendment, the Warrant Agent shall be entitled to receive and shall be fully protected in relying upon an opinion of counsel stating that such supplement or amendment is permitted or authorized by this Agreement.  The Warrant Agent may, but shall not be obligated to, enter into any such supplement or amendment which affects the Warrant Agent’s own rights, duties or immunities under this Agreement.  Notwithstanding the foregoing, the consent of each holder of a Warrant affected shall be required for any amendment pursuant to which the Exercise Price would be increased (other than pursuant to adjustments provided herein), the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided herein) or the Expiration Date shall be changed to an earlier date.  Upon execution and delivery of any amendment pursuant to this Section 16, such amendment shall be considered a part of this Agreement for all purposes and every holder of a Warrant Certificate theretofore or thereafter countersigned and delivered hereunder shall be bound thereby.

Section 17. Successors.  Subject to Section 10, all the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 18. Termination.  This Agreement shall terminate on the Expiration Date.  Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants have been exercised.  The provisions of Section 13 shall survive such termination.

Section 19. Governing Law and Consent to Forum.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF DELAWARE WITHOUT REGARD TO SUCH STATE’S CHOICE OF LAW PROVISIONS WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.  EACH OF THE COMPANY AND THE WARRANT AGENT HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY DELAWARE STATE COURT SITTING IN THE CITY OF WILMINGTON OR ANY FEDERAL COURT SITTING IN THE CITY OF WILMINGTON IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY OBJECTION BASED ON INCONVENIENT FORUM.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PERSON TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

Section 20. Waiver of Jury Trial.  The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights hereunder.

Section 21. Benefits of this Agreement.  Nothing in this Agreement shall be construed to give to any Person other than the Company, the Warrant Agent and the registered holders of the Warrants any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrants.

Section 22. Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

Section 23. Headings.  The headings of sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and in no way modify or restrict any of the terms or provisions hereof.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

NORTEK, INC.

By:  ____________________________
Name:

Title:

U.S. BANK NATIONAL ASSOCIATION,

as Warrant Agent

By:  ____________________________
Name:

Title:

EXHIBIT A

FORM OF WARRANT CERTIFICATE

[FORM OF FACE OF WARRANT CERTIFICATE]

Warrant No.                                                                                      Number of Warrants: [                ]

Exercisable During the Period that Commences at 9:00 a.m., New York City time, on December 17, 2009 and Terminates at 5:00 p.m., New York City time, on December 17, 2014 except as provided below.

WARRANT TO PURCHASE

COMMON STOCK, PAR VALUE $0.01 PER SHARE,

OF

NORTEK, INC.

This certifies that _______________ or registered assigns, is the registered owner of the number of WARRANTS set forth above (the “Warrants”), each of which represents the right, subject to the provisions of the Warrant Agreement (as defined below) at any time after December 17, 2009 (the “Original Issue Date”) and on or before 5:00 p.m., New York City time, on the Expiration Date (as defined in the Warrant Agreement), to purchase from Nortek, Inc., a Delaware corporation (the “Company”), at the price per share of $52.80 (the “Exercise Price”), one share of Common Stock, $0.01 par value, of the Company as such stock was constituted as of the Original Issue Date, subject to adjustment as provided in the Warrant Agreement hereinafter referred to, upon surrender hereof, with the subscription form on the reverse hereof duly executed, by hand or by mail to U.S. Bank National Association, One Federal Street, 3rd Floor, Boston, MA 02110, or to any successor thereto, as the warrant agent under the Warrant Agreement, at the office of such successor maintained for such purpose (any such warrant agent being herein called the “Warrant Agent”), and (i) simultaneous payment in full (by certified or official bank or bank cashier’s check payable to the order of the Company, or by wire transfer of immediately available funds to an account designated by the Warrant Agent for the benefit of the Company) of the Exercise Price in respect of each Warrant represented by this Warrant Certificate that is so exercised (ii) the exercise of a Conversion Right in accordance with Section 5(d) of the Warrant Agreement or (iii) by any combination of (i) and (ii).

 Upon any partial exercise of the Warrants represented by this Warrant Certificate, there shall be issued to the holder hereof a new Warrant Certificate representing the Warrants that were not exercised.

No fractional shares may be issued upon the exercise of rights to purchase hereunder.  Subject to the terms and conditions of the Warrant Agreement, in the event of an adjustment that results in a Warrant becoming exercisable for a fraction of a share, the Company shall deliver an amount in cash equal to the Fair Value (as defined in the Warrant Agreement) of the same fraction of the closing price of the Common Stock on the exercise date.

This Warrant Certificate is issued under and in accordance with a Warrant Agreement, dated as of December 17, 2009 (the “Warrant Agreement”), between the Company and the Warrant Agent, and is subject to the terms and provisions contained therein.  The Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the registered holders of the Warrants.  The holder of this Warrant Certificate consents to all terms and provisions of the Warrant Agreement by acceptance hereof.  Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent and may be obtained by writing to the Warrant Agent.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH BELOW.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

Dated:  _________________

NORTEK, INC.

By:  ____________________________
Name:
Title:

Countersigned:

U.S. BANK NATIONAL ASSOCIATION, as Warrant Agent

By:  ____________________________
Name:
Title:

REVERSE OF WARRANT CERTIFICATE

NORTEK, INC.

The transfer of this Warrant Certificate and all rights hereunder is registrable by the registered holder hereof, in whole or in part, on the register of the Company upon surrender of this Warrant Certificate at the office or agency of the Company or the office of the Warrant Agent maintained for such purpose at One Federal Street, 3rd Floor, Boston, MA 02110, duly endorsed or accompanied by a written instrument of transfer duly executed and in form satisfactory to the Company and the Warrant Agent, by the registered holder hereof or his attorney duly authorized in writing and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer or registration thereof.  Upon any partial transfer the Company will cause to be delivered to such transferring holder a new Warrant Certificate or Certificates with respect to any portion not so transferred.

This Warrant Certificate may be exchanged at the office or agency of the Company or the office of the Warrant Agent maintained for such purpose at One Federal Street, 3rd Floor, Boston, MA 02110, for Warrant Certificates representing the same aggregate number of Warrants, each new Warrant Certificate to represent such number of Warrants as the holder hereof shall designate at the time of such exchange.

Prior to the exercise of the Warrants represented hereby, the holder of this Warrant Certificate, as such, shall not be entitled to any rights of a stockholder of the Company, including, but not limited to, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of stockholders, and shall not be entitled to receive notice of any proceedings of the Company except as expressly provided in the Warrant Agreement.  Nothing contained herein shall be construed as imposing any liabilities upon the holder of this Warrant Certificate to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

This Warrant Certificate shall be void and all rights represented hereby shall cease unless exercised before the close of business on December 17, 2014 or, if earlier, as provided in the Warrant Agreement.

This Warrant Certificate shall not be valid for any purpose until it shall have been manually countersigned by an authorized signatory of the Warrant Agent.

The Company and Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

In the event of any conflict or inconsistency between this Warrant Certificate and the Warrant Agreement, the Warrant Agreement shall control.

SUBSCRIPTION FORM

(To be executed only upon exercise of warrant)

To:           NORTEK, INC., a Delaware corporation
       U.S. BANK NATIONAL ASSOCIATION, as Warrant Agent

Attention:  ____________________

The undersigned (i) [irrevocably exercises [      ] Warrants represented by the enclosed Warrant Certificate] [hereby exercises its Conversion Right in respect of [        ] Warrants in accordance with the terms of this Agreement], (ii) surrenders this Warrant Certificate and all right, title and interest therein to Nortek, Inc. and (iii) directs that the securities or other property deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Dated: [                ], 20[   ]

                      _____________________________________________
(Owner)*

                      _____________________________________________
(Signature of Authorized Representative)

                      _____________________________________________
(Street Address)

                      _____________________________________________
(City) (State) (Zip Code)

Securities or property to be

issued and delivered to:

                      _____________________________________________
Signature Guaranteed**

Please insert social
security or other
identifying number
       _________________________________

Name _____________________________________________________

Street Address ______________________________________________

City, State and Zip Code _______________________________________

*The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

**The signature must be guaranteed by a Securities Transfer Association medallion program (“stamp”) participant or an institution receiving prior approval from the Warrant Agent.

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned registered holder of the within Warrant Certificate hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant Certificate, with respect to the number of warrants set forth below:

Name of Assignee	Address	No. of Warrants

Please insert social
security or other
identifying number
of Assignee
__________________

and does hereby irrevocably constitute and appoint ________________ attorney to make such transfer on the books of Nortek, Inc. maintained for the purpose, with full power of substitution in the premises.

Dated:  [                ], 20[   ]

Name _________________________________*

Signature of Authorized
Representative __________________________

Signature Guaranteed _____________________**

* The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

** The signature must be guaranteed by a Securities Transfer Association medallion program (“stamp”) participant or an institution receiving prior approval from the Warrant Agent.